As filed with the Securities and Exchange Commission on December 20, 2005

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                              SAMURAI ENERGY CORP.
                      (formerly J.R. Basset Optical, Inc.)
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   87-0469497
                      (IRS Employer Identification Number)

                         11757 Katy Freeway, Suite 1300
                              Houston, Texas 77079
                    (Address of principal executive offices)

                          Samuel M. Skipper, President
                              Samurai Energy Corp.
                         11757 Katy Freeway, Suite 1300
                              Houston, Texas 77079
                     (Name and address of agent for service)

                                 (713) 771-5500
          (Telephone number, including area code of agent for service)

                    2005 DIRECTORS, OFFICERS AND CONSULTANTS
                STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN
                            (Full title of the Plans)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered           Registered (1)            share (2)               price (2)        registration fee (3)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
  $.001 par value                100,000                 $0.20                  $20,000                 $2.35
                          ----------------------                                                ----------------------
          TOTAL                  100,000                                                                $2.35
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

(1) Includes such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457 (h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the shares of Common Stock to be registered hereby estimated in accordance with Rule 457 (c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the Registrant on December 19, 2005.


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                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the 2005 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan) as specified by Rule 428 (b) (1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended. See Rule 428 (a) (1).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) and (b) below have been filed by the Registrant, Samurai Energy Corp., a Arizona corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                   (a) Form 10-KSB/A for the year ended December 31, 2004 and filed on September 23, 2005. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                   (b) All other reports filed pursuant to Section 13 or 15 (d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB/A for the period ended December 31, 2004.

         The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.

         None

Item 6:  Indemnification of Directors and Officers.

ss. 145. Indemnification of officers, directors, employees and agents;
insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (8 Del. C. 1953, ss. 145; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, ss. 6; 57 Del. Laws, c. 421, ss. 2; 59
     Del. Laws, c. 437, ss. 7; 63 Del. Laws, c. 25, ss. 1; 64 Del. Laws, c. 112,
     ss. 7; 65 Del. Laws, c. 289, ss.ss. 3-6; 67 Del. Laws, c. 376, ss. 3; 69
     Del. Laws, c. 261, ss.ss. 1, 2; 70 Del. Laws, c. 186, ss. 1; 71 Del. Laws,
     c. 120, ss.ss. 3-11.)

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

         4.1      2005 Directors, Officers and Consultants Stock Option,
                  Stock Warrant and Stock Award Plan
         5 Opinion of Sonfield & Sonfield as to the authorization and issuance of the shares being registered.
         24.1     Consent of Sonfield & Sonfield (included in Exhibit 5)
         24.2     Consent of Davis, Monk & Company, Certified Public Accountant

Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 20th day of December, 2005.

SAMURAI ENERGY CORP.



By: /s/Samuel M. Skipper
   --------------------------------------------------
       Samuel M. Skipper, Chairman of the Board and Chief Executive Officer Principal Executive Officer


By: /s/Samuel M. Skipper
   --------------------------------------------------
      Samuel M. Skipper, Chief Financial Officer, Treasurer and Director Principal Accounting Officer and Principal Financial Officer


         THE PLAN: Pursuant to the requirements of the Securities Act of 1933, the Board of Directors who administer the 2005 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 20th day of December, 2005.



/s/Samuel M. Skipper
------------------------------
Samuel M. Skipper, Director

                                   Exhibit 4.1

                              SAMURAI ENERGY CORP.
                    2005 DIRECTORS, OFFICERS AND CONSULTANTS
                STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN

SECTION 1. PURPOSE OF THE PLAN. The purpose of the 2005 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan ("Plan") is to maintain the ability of Samurai Energy Corp., a Delaware corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Plan is intended to encourage ownership of common stock, $.001 par value ("Common Stock"), of the Company by the directors, employees and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, the Company expects that the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain options and warrants to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under this Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options or warrants described in Section 5 hereof and shares of preferred stock. As provided in the designation described in Section
7. Employees, consultants and directors who participate or become eligible to participate in this Plan from time to time are referred to collectively herein as "Participants". As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2.  ADMINISTRATION OF THE PLAN.

         (a) Composition of Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is herein referred to as the "Committee," which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

         (b) Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

         (c) Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in
Section 5(d)(xiii) hereof, the aggregate number of shares that may be optioned, subject to conversion or issued under the Plan is 100,000 shares of Common Stock, warrants, options, preferred stock or any combination thereof. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to issuance upon exercise of outstanding options or warrants or conversion of outstanding shares of preferred stock at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options or warrants granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option or warrant expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option or warrant may again be made subject to an option, warrant or shares of convertible preferred stock under the Plan.

         Immediately upon the grant of any option, warrant, shares of preferred stock or award, the number of shares of Common Stock that may be issued or optioned under the Plan will be increased. The number of shares of such increase shall be an amount such that immediately after such increase the total number of shares issuable under the Plan and reserved for issuance upon exercise of outstanding options, warrants or conversion of shares of preferred stock will equal 15% of the total number of issued and outstanding shares of Common Stock of the Company. Such increase in the number of shares subject to the Plan shall occur without the necessity of any further corporate action of any kind or character.

SECTION 4. ELIGIBILITY. The Participants shall include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards. A Participant who has been granted an option, warrant or preferred stock hereunder may be granted an additional option, warrant options, warrants or preferred stock, if the Committee shall so determine.

SECTION 5.  GRANT OF OPTIONS OR WARRANTS.

         (a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive warrants, options, restricted common or convertible preferred stock, or unrestricted common or convertible preferred stock under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such grant or such options or warrants and the terms thereof,
(iii) to determine the type of Common Stock granted: restricted common or convertible preferred stock, unrestricted common or convertible preferred stock or a combination of restricted and unrestricted common or convertible preferred stock, and (iv) to determine the type of option or warrant granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options or warrants in accordance with such determinations as evidenced by a written option or warrant agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (b) Stockholder Approval. All ISOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat, or by written consent in accordance with the laws of the State of Delaware, provided that if such approval by the stockholders of the Company is not forthcoming, all options or warrants and stock awards previously granted under this Plan other than ISOs shall be valid in all respects.

         (c) Limitation on Incentive Stock Options and Warrants. The aggregate fair market value (determined in accordance with Section 5(d)(ii) of this Plan at the time the option or warrant is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Participant during any calendar year under all such plans of the Company and its Affiliates shall not exceed $3,000,000.

         (d) Terms and Conditions. Each option or warrant granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (i) Option or Warrant Period. The Committee shall promptly notify the Participant of the option or warrant grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option or warrant grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option or warrant is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option or warrant agreement shall specify the period for which the option or warrant thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option or warrant shall expire at the end of such period. If the original term of an option or warrant is less than ten years from the date of grant, the option or warrant may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

                  (ii) Option or Warrant Price. The purchase price of each share of Common Stock subject to each option or warrant granted pursuant to the Plan shall be determined by the Committee at the time the option or warrant is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option or warrant is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option or warrant price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option or warrant is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option or Warrant under this Plan shall be determined by the Committee prior to granting the option or warrant. The Committee shall set the purchase price for each share subject to a Nonqualified Option or Warrant at either the fair market value of each share on the date the option or warrant is granted, or at such other price as the Committee in its sole discretion shall determine.

                  At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                  (iii) Exercise Period. The Committee may provide in the option or warrant agreement that an option or warrant may be exercised in whole, immediately, or is to be exercisable in increments. In addition, the Committee may provide that the exercise of all or part of an option or warrant is subject to specified performance by the Participant.

                  (iv) Procedure for Exercise. Options or warrants shall be exercised in the manner specified in the option or warrant agreement. The notice of exercise shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by an option or warrant on the date specified in the option or warrant agreement . As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such option or warrant has been so exercised, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this
         Section 6(d).

                  (v) Termination of Employment. If an executive officer to whom an option or warrant is granted ceases to be employed by the Company for any reason other than death or disability, any option or warrant which is exercisable on the date of such termination of employment may be exercised during a period beginning on such date and ending at the time set forth in the option or warrant agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any option or warrant or unexercised portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be exercised later than three months after an employee's termination of employment for any reason other than death or disability.

                  (vi) Disability or Death of Participant. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the options or warrants previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the option or warrant agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option or warrant shall pass by will or the laws of descent and distribution, but in no event may the option or warrant be exercised after its expiration under the terms of the option or warrant agreement. Notwithstanding the foregoing, no ISO may be exercised later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

                  (vii) Assignability. An option or warrant shall be assignable or otherwise transferable, in whole or in part, by a Participant as provided in the option, warrant or designation of the series of preferred stock.

                  (viii) Incentive Stock Options. Each option or warrant agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option or warrant designated as an incentive stock option.

                  (ix) Restricted Stock Awards. Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

                           (A) Awards of restricted stock may be in addition to
                  or in lieu of option or warrant grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option or warrant price pursuant to any option or warrant granted under this Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                           (B) Restricted Stock shall become free of the
                  foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (x) Bonuses and Past Salaries and Fees Payable in Unrestricted Stock.

                           (A) In lieu of cash bonuses otherwise payable under
                  the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5(d)(ii).

                           (B) In lieu of salaries and fees otherwise payable by
                  the Company to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered during, prior or after the year of 2005, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

                  (xi) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares covered by an option or warrant until the option or warrant is exercised as provided in clause
         (d) above.

                  (xii) Extraordinary Corporate Transactions. The existence of outstanding options or warrants shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option or warrant theretofore granted the Participant shall be entitled to purchase under such option or warrant, in lieu of the number of shares of Common Stock as to which option or warrant shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such option or warrant is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's option or warrants may be exercised for a limited period of time before or after a specified date.

                  (xiii) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option or warrant is then exercisable at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options or warrants theretofore granted, and the option or warrant prices, shall be adjusted only as provided in the option or warrant.

                  (xiv) Acceleration of Options and Warrants. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options or warrants theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option or warrant may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 5, and is authorized at any time (with the consent of the Participant) to purchase options or warrants pursuant to Section 6.

SECTION 6.  RELINQUISHMENT OF OPTIONS OR WARRANTS.

         (a) The Committee, in granting options or warrants hereunder, shall have discretion to determine whether or not options or warrants shall include a right of relinquishment as hereinafter provided by this Section 6. The Committee shall also have discretion to determine whether an option or warrant agreement evidencing an option or warrant initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option or warrant granted hereunder or in any option or warrant agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent with Section 1 hereof, any option or warrant granted under this Plan, and the option or warrant agreement evidencing such option or warrant, may provide:

                  (i) That the Participant, or his or her heirs or other legal representatives to the extent entitled to exercise the option or warrant under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option or warrant (to the extent then exercisable) for a number of shares of Common Stock to be determined in accordance with the following provisions of this clause (i):

                           (A) The written notice of exercise of such right of
                  relinquishment shall state the percentage of the total number of shares of Common Stock issuable pursuant to such relinquishment (as defined below) that the Participant elects to receive;

                           (B) The number of shares of Common Stock, if any,
                  issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing
                  (i) the Appreciated Value by (ii) the purchase price for each of such shares specified in such option or warrant;

                           (C) For the purpose of this clause (C), "Appreciated
                  Value" means the excess, if any, of (x) the total current market value of the shares of Common Stock covered by the option or warrant or the portion thereof to be relinquished over (y) the total purchase price for such shares specified in such option or warrant;

                  (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with
         Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

                  (iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 5(d)(ii); and

                  (iv) That the option or warrant, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and
         (B) the holder of such option or warrant pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

         (b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of preferred stock to relinquish such preferred stock in whole or in part as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of
Section 16(b) of the Exchange Act ("Covered Participant") shall not be entitled to receive shares of Common Stock when options or warrants are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"). A Covered Participant shall be entitled to receive shares of Common Stock upon the relinquishment of options or warrants outside a Window Period.

         (c) The Committee, in granting options or warrants hereunder, shall have discretion to determine the terms upon which such options or warrants shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options or warrants outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption. If options or warrants are relinquished, such option or warrant shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or warrant or part thereof which is relinquished, and no further options or warrants may be granted covering such shares of Common Stock.

         (d) Any options or warrants or any right to relinquish the same to the Company as contemplated by this Paragraph 6 shall be assignable by the Participant, provided the transaction complies with any applicable securities laws.

         (e) Except as provided in Section 6(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding, the right of relinquishment.

         (f) No right of relinquishment may be exercised after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant's death, disability or termination of his relationship with the Company for a reason other than "for cause."

SECTION 7.  GRANT OF CONVERTIBLE PREFERRED STOCK.

         (a) Committee Discretion. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of Common Stock to be issued upon conversion of such shares of preferred stock and the terms thereof. The Committee shall thereupon grant shares of preferred stock in accordance with such determinations as evidenced by a written preferred stock designation. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the preferred stock designation (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (b) Terms and Conditions. Each series of preferred stock granted under the Plan shall be evidenced by a designation in the form for filing with the Secretary of State of the state of incorporation of the Company, containing such terms as approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (i) Conversion Ratio. The number of shares of Common Stock issuable upon conversion of each share of preferred stock granted pursuant to the Plan shall be determined by the Committee at the time the preferred stock is granted. The conversion ration may be determined by reference to the fair market value of each share of Common Stock on the date the preferred stock is granted, or at such other price as the Committee in its sole discretion shall determine.

                  At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made in accordance with Paragraph 5(d)(ii).

                  (ii) Conversion Period. The Committee may provide in the preferred stock agreement that an preferred stock may be converted in whole, immediately, or is to be convertible in increments. In addition, the Committee may provide that the conversion of all or part of an preferred stock is subject to specified performance by the Participant.

                  (iii) Procedure for Conversion. Shares of preferred stock shall be converted in the manner specified in the preferred stock designation. The notice of conversion shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by preferred stock on the date specified in the preferred stock agreement . As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such preferred stock has been so converted, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this
         Section 6(d).

                  (iv) Termination of Employment. If an executive officer to whom preferred stock is granted ceases to be employed by the Company for any reason other than death or disability, any preferred stock which is convertible on the date of such termination of employment may be converted during a period beginning on such date and ending at the time set forth in the preferred stock agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any preferred stock or unconverted portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be converted later than three months after an employee's termination of employment for any reason other than death or disability.

                  (v) Disability or Death of Participant. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the preferred stock previously granted to him may be converted (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the preferred stock agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the preferred stock shall pass by will or the laws of descent and distribution, but in no event may the preferred stock be converted after its expiration under the terms of the preferred stock agreement. Notwithstanding the foregoing, no ISO may be converted later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

                  (vi) Assignability. Preferred stock shall be assignable or otherwise transferable, in whole or in part, by a Participant.

                  (vii) Restricted Stock Awards. Awards of restricted preferred stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

                           (A) Awards of restricted preferred stock may be in
                  addition to or in lieu of preferred stock grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted preferred stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted preferred stock. Shares of restricted preferred stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted preferred stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted preferred stock held by such recipient. Certificates for restricted preferred stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a preferred stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted preferred stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                           (B) Restricted preferred stock shall become free of
                  the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted preferred stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (x) Bonuses and Past Salaries and Fees Payable in Unrestricted Preferred stock.

                           (A) In lieu of cash bonuses otherwise payable under
                  the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5(d)(ii).

                           (B) In lieu of salaries and fees otherwise payable by
                  the Company to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered during, prior or after the year of 2005, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

                  (xi) No Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares covered by an preferred stock until the preferred stock is converted as provided in clause
         (b)(iii) above.

                  (xii) Extraordinary Corporate Transactions. The existence of outstanding preferred stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any conversion of preferred stock theretofore granted the Participant shall be entitled to the number of shares of Common Stock upon conversion of such preferred stock, in lieu of the number of shares of Common Stock as to which preferred stock shall then be convertible, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such preferred stock is then convertible. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's shares of preferred stock may be converted for a limited period of time before or after a specified date.

                  (xiii) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the preferred stock is then convertible at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any preferred stock theretofore granted, and the conversion ratio, shall be adjusted only as provided in the designation of the preferred stock.

                  (xiv) Acceleration of Conversion of Preferred Stock. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the conversion of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to preferred stock theretofore granted, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any preferred stock may be converted, including, but not limited to, upon the occurrence of the events specified in this Section 7(xiv).

SECTION 8. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrant or preferred stock theretofore granted.

SECTION 9. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options or warrants and grant and conversion of preferred stock thereunder, and the obligation of the Company to sell and deliver shares under such options, warrants or preferred stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 5(d)(xii), (xiii) and (xiv) shall be subject to any shareholder action required by the corporate law of the state of incorporation of the Company.

SECTION 10. PURCHASE FOR INVESTMENT. Unless the options, warrants, shares of convertible preferred stock and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person acquiring or exercising an option or warrant under this Plan or converting shares of preferred stock may be required by the Company to give a representation in writing that he or she is acquiring such option or warrant or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 11.  TAXES.

         (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options, warrants or preferred stock granted under this Plan.

         (b) Notwithstanding the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a nonqualified option or warrant or conversion of preferred stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 5(d)(ii), equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option or warrant, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option or warrant is deferred until six months after exercise and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option or warrant, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

SECTION 12. REPLACEMENT OF OPTIONS, WARRANTS AND PREFERRED STOCK. The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option or warrant or unconverted Preferred stock and receive from the Company in exchange an option, warrant or preferred stock for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the holder of any outstanding option, warrant or preferred stock, amend such option, warrant or preferred stock, including reducing the exercise price of any option or warrant to not less than the fair market value of the Common Stock at the time of the amendment, increasing the conversion ratio of any preferred stock and extending the exercise or conversion term of and warrant, option or preferred stock.

SECTION 13. NO RIGHT TO COMPANY EMPLOYMENT. Nothing in this Plan or as a result of any option or warrant granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option, warrant or preferred stock agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

         (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

         (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the exercise of any option or warrant or the conversion of any preferred stock granted hereunder.

SECTION 15. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option, warrant or preferred stock shall be granted pursuant to the Plan.

SECTION 16. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options, warrants or preferred stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state of incorporation of the Company and applicable federal law.

SECTION 18. CASHLESS EXERCISE. The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

THE END

                                EXHIBIT 5 & 24.1

                               SONFIELD & SONFIELD
                       770 South Post Oak Lane, Suite 435
                              Houston, Texas 77056
                                Tel: 713-877-8333
                                Fax: 713-877-1547
                               robert@sonfield.com
                                www.sonfield.com

                                December 20, 2005
Board of Directors
Samurai Energy Corp.
11757 Katy Freeway, Suite 1300
Houston, Texas 77079

Ladies and Gentlemen:

         In our capacity as counsel for Samurai Energy Corp., a Delaware corporation (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 100,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 033-27651) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

                   (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

                   (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of warrants and shares of common and preferred stock to be issued pursuant to the Registration Statement; and

                   (3) The 100,000 shares of common stock, when issued pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,


/s/SONFIELD & SONFIELD
-----------------------------
SONFIELD & SONFIELD

                                  EXHIBIT 24.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




TO:      Samurai Energy Corp.

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated August 19, 2005 of J.R. Bassett Optical, Inc. as of December 31, 2004 and 2003 and to all references to our Firm included in this Registration Statement.



/s/Davis, Monk & Company

Gainesville, Florida
December 16, 2005